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                                                                    EXHIBIT 99.1
                                CENTRA BANK, INC.
                      990 ELMER PRINCE DRIVE, P. O. BOX 656
                      MORGANTOWN, WEST VIRGINIA 26507-0656
                                 (304) 599-8121

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                                               ,
                             -------------- --- ----

              KNOW ALL MEN BY THESE PRESENTS, That I, the undersigned shareholder of Centra Bank, Inc., Morgantown, West Virginia ("Centra Bank"), do hereby nominate, constitute and appoint _________________ and __________________ ____________________ or either one of them, with full power to act alone as my true and lawful attorney(s) with full power of substitution, for me in my name, place and stead to vote all the common stock of Centra Bank, standing in my name on the books of Centra Bank at the close of business on ________, ____, at the Special Meeting of Shareholders of Centra Bank, called for and to be held at ____________________, Morgantown, West Virginia, on __________________, ____, at
_.m., local time, and at any and all adjournments of said meeting as follows:

              1. A proposal to approve an Agreement and Plan of Merger dated as of October 26, 1999 ("Plan of Merger"), whereby CFH Interim Bank, Inc., a wholly-owned subsidiary of Centra Financial Holdings, Inc. ("Centra Financial") will merge with and into Centra Bank. Under the Plan of Merger, Centra Bank will become a wholly-owned subsidiary of Centra Financial and each share of common stock of Centra Bank will be converted into the right to receive one share of common stock of Centra Financial.

[ ] FOR                          [ ] AGAINST                        [ ] ABSTAIN

              2. Any other business which may properly come before the meeting or any adjournment thereof.

              This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no specification is made, the shares of common stock of Centra Bank represented by this Proxy will be voted "FOR" proposal 1. If any other business is presented at said meeting, this Proxy shall be voted in accordance with the recommendations of the Board of Directors of Centra Bank.

              The Board of Directors of Centra Bank recommends a vote "FOR" the listed proposition.

              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CENTRA BANK AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

                                               Dated:_____________________, ____
                                               _________________________________
                                               _________________________________
                                                 (Signature(s) of Shareholder)

              When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.